Exhibit 99.1

ABIOMED REPORTS RECORD REVENUE OF $32.2 MILLION AND

EARNINGS OF $2.9 MILLION FOR THIRD QUARTER OF FISCAL 2012

•	Worldwide Impella Revenue Totals $27.7 Million, Up 31% With Double Digit Sequential and Year over Year Growth in Impella Utilization

DANVERS, Mass. — February 3, 2012 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported third quarter fiscal 2012 revenue of $32.2 million, up 18% compared to revenue of $27.2 million in the same period of fiscal 2011 and GAAP net income of $2.9 million, or $0.07 per diluted share compared to a GAAP net loss of $0.8 million or a loss of $0.02 per basic and diluted share in the prior year.

Financial and operating highlights during the third quarter of fiscal 2012 include:

•

Fiscal third quarter worldwide Impella® revenue totaled $27.7 million, up 31% compared to revenue of $21.2 million during the same period of the prior year. U.S. Impella revenue of $25.5 million was up 30% from the prior year.

•	Total U.S. revenue of $29.6 million was up 17% from $25.3 million in the prior year. Revenue from outside the U.S. totaled $2.6 million, up 37% from $1.9 million in the prior year.

•	An additional 37 U.S. hospitals purchased Impella 2.5 during the quarter. There are now 605 Impella U.S. customer sites.

•	Gross margin rate for the third quarter of fiscal 2012 was 80.5%, compared to 80.0% in the third quarter of fiscal 2011.

•

Non-GAAP net income, which is described later in this press release, was $4.6 million, or $0.11 per diluted share compared to non-GAAP net income of $1.4 million or $0.04 per diluted share, in the third quarter of fiscal 2011.

•	Cash, cash equivalents and short-term marketable securities totaled $69.6 million at December 31, 2011, an increase of $8.8 million from $60.8 million at September 30, 2011.

•	The ACCF/AHA/SCAI 2011 Guidelines for Percutaneous Coronary Intervention (PCI), released on November 7, 2011, incorporated Impella support for both the emergent and prophylactic settings.

•

At the Transcatheter Cardiovascular Therapeutics (TCT) 2011 meeting, the Company announced new economic data, demonstrating that Impella significantly reduced major adverse events at an incremental cost per quality-adjusted life year considered to be cost-effective for advanced cardiovascular technologies.

•

Additional Protect II clinical analyses were presented at TCT 2011, which demonstrated that patients undergoing extensive revascularization showed the most clinical benefit in the Impella arm to 90 days.

•

At the American Heart Association (AHA) Scientific Sessions in November 2011, the Company also announced Symphony™, a new synchronized, implantable heart pump designed to treat New York Heart Association (NYHA) Class III heart failure patients.

•

At its annual investor day, the Company announced several product updates, including the introduction of a new higher flow Impella device named Impella cVAD™, estimated timing for Impella market entry into Japan in 2013, and the first-in-man implant of Symphony. The Symphony and cVAD products are not yet approved by the Food and Drug Administration for use in the United States.

Based on year to date overall revenue growth of 23%, worldwide Impella growth of 34% and current expectations, the Company is updating full fiscal year 2012 revenue to be in the range of $122 million to $125 million compared to previous guidance of $120 million to $125 million.

“The Company’s drive and execution were evidenced this quarter by the release of new clinical and economic data, new products and best ever financial performance,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “With Impella at an annual run rate of over $100 million and growing greater than 30%, we believe Abiomed is just in the early innings of our potential market and look forward to the future.”

The Company will host a conference call to discuss the results on Friday, February 3, 2012, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (877) 638-9567; the international number is (253) 237-1032. A replay of this conference call will be available beginning at 11 a.m. ET on February 3rd, 2012 through 11:59 p.m. ET on February 17th, 2012. The replay phone number is 855.859.2056; the international number is 404.537.3406. The replay access code is 41415117.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net income, net income per share, net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation, intangibles amortization and other costs, expenses or income, all as further detailed in the financial tables accompanying this earnings announcement, which management believes are useful supplemental information to management and investors regarding the performance of the Company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and assist in analyzing future trends. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, the Company’s projected revenues, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and the most recently filed Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

Corporate Communications Manager

978-646-1553

ir@abiomed.com

###

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2011	March 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,092	$5,831
Short-term marketable securities	64,482	54,481
Accounts receivable, net	17,303	15,376
Inventories	9,688	7,505
Prepaid expenses and other current assets	1,417	1,544

Total current assets	97,982	84,737
Property and equipment, net	6,413	6,273
Intangible assets, net	459	1,632
Goodwill	35,772	38,946

Total assets	$140,626	$131,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,206	$6,283
Accrued expenses	10,768	14,078
Deferred revenue	1,886	1,982

Total current liabilities	17,860	22,343
Long-term deferred tax liability	4,565	4,010
Other long-term liabilities	423	492

Total liabilities	22,848	26,845

Commitments and contingencies

Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	390	377
Authorized - 100,000,000 shares; Issued - 39,023,921 shares at December 31, 2011 and 37,756,719 shares at March 31, 2011;
Outstanding - 38,972,967 shares at December 31, 2011 and 37,705,765 shares at March 31, 2011
Additional paid-in-capital	397,093	379,218
Accumulated deficit	(275,842)	(274,770)
Treasury stock at cost - 50,954 shares at December 31, 2011 and March 31, 2011	(827)	(827)
Accumulated other comprehensive income	(3,036)	745

Total stockholders’ equity	117,778	104,743

Total liabilities and stockholders’ equity	$140,626	$131,588

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue:
Product	$31,732	$26,915	$88,049	$71,734
Funded research and development	466	329	982	888

Total Revenue	32,198	27,244	89,031	72,622

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	6,279	5,437	17,721	16,129
Research and development	6,140	6,592	19,923	19,834
Selling, general and administrative	17,184	15,592	51,683	45,399
Amortization of intangible assets	362	295	1,126	1,034

	29,965	27,916	90,453	82,396

Income (loss) from operations	2,233	(672)	(1,422)	(9,774)

Other income and expense:
Investment expense, net	(2)	4	(4)	1
Gain on sale of WorldHeart stock	—	—	—	456
Gain on settlement of investment	1,017	—	1,017	—
Other income (expense), net	39	30	24	(17)

	1,054	34	1,037	440

Income (loss) before provision for income taxes	3,287	(638)	(385)	(9,334)
Provision for income taxes	366	164	687	649

Net income (loss)	$2,921	$(802)	$(1,072)	$(9,983)

Basic net income (loss) per share	$0.08	$(0.02)	$(0.03)	$(0.27)
Basic weighted average shares outstanding	38,498	37,195	38,221	37,146

Diluted net income (loss) per share	$0.07	$(0.02)	$(0.03)	$(0.27)
Diluted weighted average shares outstanding	40,270	37,195	38,221	37,146

	Three Months Ended		Nine Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net income (loss) on a GAAP basis	$2,921	$(802)	$(1,072)	$(9,983)

Share-based compensation expense:
- Cost of product revenue	66	51	216	163
- Research & development	397	214	1,269	750
- Selling, general and administrative	1,310	1,007	4,419	3,105

Athlone lease exit charge
- Selling, general and administrative	—	—	—	791

Amortization of intangible assets	362	295	1,126	1,034

Depreciation	566	609	1,807	1,974

Gain on investment
- Other income/(expense)	(1,017)	—	(1,017)	—

Sale of World Heart Stock
- Other income/(expense)	—	—	—	(456)

Income tax effect of non-GAAP adjustments	—	—	—	—

Net income/(loss) on a non-GAAP basis	$4,605	$1,374	$6,748	$(2,622)

Net income/(loss) per share reconciliation

(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net income (loss) per diluted share on a GAAP basis	$0.07	($0.02)	($0.03)	($0.27)

Share-based compensation expense:
- Cost of product revenue	—	—	0.01	0.01
- Research & development	0.01	0.01	0.03	0.02
- Selling, general and administrative	0.03	0.02	0.11	0.08

Athlone fair value charge
- Selling, general and administrative	—	—	—	0.02

Amortization of intangible assets	0.01	0.01	0.03	0.03

Depreciation	0.01	0.02	0.05	0.05

Gain on Investment
- Other income/(expense)	(0.02)	—	(0.02)	—

Sale of World Heart Stock
- Other income/(expense)	—	—	—	(0.01)

Income tax effect of non-GAAP adjustments	—	—	—	—

Net income (loss) per diluted share on a non-GAAP basis	$0.11	$0.04	$0.18	($0.07)

Shares used in calculation of net income (loss) per diluted share on a non-GAAP basis	40,270	37,195	38,221	37,146